UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: December 10, 2012 (Date of earliest event reported:  December 4, 2012)

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Heim Bearing division of Roller Bearing Company of America, Inc. (“Heim Bearing”) which is a wholly owned subsidiary of RBC Bearings Incorporated (the "Company"), and The International Union, United Automobile, Aerospace And Agricultural Implement Workers Of America, U.A.W., And Amalgamated Local 376, UAW (the "Union") signed a new five-year collective bargaining agreement (the "Collective Bargaining Agreement"), which replaces the previous bargaining agreement between Heim and the Union which expires on January 31, 2013. The Collective Bargaining Agreement, which presently covers approximately 80 production and maintenance workers at the Heim Bearing facility in Fairfield, Connecticut, was signed on December 4, 2012. The five-year term will extend from February 1, 2013 to January 31, 2018. The Collective Bargaining Agreement includes terms customary in collective bargaining agreements and is substantially similar to the previous collective bargaining agreement between Heim Bearing and the Union, which was previously filed with the Securities and Exchange Commission as Exhibit 10.5 to the Company's Form 10-Q filed on February 7, 2008 with changes from the previous agreement related to wages, health and welfare plan benefit options, retirement benefits, and other terms customary in collective bargaining agreements.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1    Collective Bargaining Agreement effective February 1, 2013 between Heim Bearing division of Roller Bearing Company of America, Inc. and The International Union, United Automobile, Aerospace And Agricultural Implement Workers Of America, U.A.W., And Amalgamated Local 376, UAW

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 10, 2012

RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: Corporate General Counsel & Secretary